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                                                                    Exhibit 23.1
                                                                    ------------

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-8 of Cyrk, Inc. of our report dated February 14, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Cyrk, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                            /s/ COOPERS & LYBRAND L.L.P.

                                            COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
February 4, 1998